SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 30, 2004

CHEMUNG FINANCIAL CORPORATION
(Exact name of Registrant as Specified in Charter)
New York	0-13888	16-123703-8
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Chemung Canal Plaza, Elmira, New York	14901
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (607) 737-3711

(Former Name or Former Address, if Changed Since Last Report)

Item 7.	Financial Statements and Exhibits
(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits

Exhibit No.
99.1	News Release dated January 30, 2004

Item 12.	Result of Operations and Financial Condition

On January 30, 2004, Chemung Financial Corporation issued a press release describing its results of operations for the fourth quarter of 2003. That press release is furnished as Exhibit 99.1 to this report.

The information in this Current Report, including the exhibit attached hereto, is being furnished pursuant to Item 12 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

Dated: January 30, 2004	By:	/s/Jan P. Updegraff
President and Chief Executive Officer